Exhibit 10.17

CURTISS-WRIGHT CORPORATION
RETIREMENT PLAN
As Amended and Restated effective January 1, 2001

SEVENTEENTH INSTRUMENT OF AMENDMENT

Recitals:

1.	Curtiss-Wright Corporation (“the Company”) has heretofore adopted the Curtiss-Wright Corporation Retirement Plan (“the Plan”).

2.	The Company caused the Plan to be amended and restated in its entirety, effective as of January 1, 2001, and has since caused the Plan to be further amended.

3.

Subsequent to the most recent amendment of the Plan, it has become necessary to further amend the Plan to update the factors used in the calculation of certain lump sum payments and certain annuities under the CWC Component and the EMD Component of the Plan.

4.	Articles 12.01 and 12.02 of the Plan permit the Company to amend the Plan, by written instrument, at any time and from time to time.

Amendment:

For the reasons set forth in the Recitals to this Instrument of Amendment, the Plan is hereby amended as specified herein:

The CWC component of the Plan is amended, effective January 1, 2008, in the following respects:

1.	Section 1.01 is amended by adding the following new language to the end thereof, to read as follows:

“Notwithstanding the foregoing, in calculating the amount of a lump sum payment with an Annuity Starting Date on or after January 1, 2008, in no event shall the lump sum payment be less than the lump sum amount determined on the basis of the IRS Interest Rate and the IRS Mortality Table in accordance with the terms of the Plan as in effect on December 31, 2007.”

2.	Section 1.22 is amended by adding at the end thereof, the following new sentence:

“Effective as of January 1, 2008, “IRS Interest Rate” means the annual rate of interest prescribed under Section 417(e)(3)(C) of the Code (as in effect on and after the first day of the 2008 Plan Year), as determined for the first full calendar month preceding the applicable Stability Period.”

3.	Section 1.23 is amended by adding at the end thereof, the following new sentence:

“Effective as of January 1, 2008, “IRS Mortality Table” means the mortality table prescribed in Section 417(e)(3)(B) of the Code (as in effect on and after the first day of the 2008 Plan Year), for the first day of the applicable Stability Period.”

4.	Section 7.01 is amended by adding at the end thereof the following new sentence:

“Notwithstanding any provision hereof to the contrary, if a Participant is permitted, in accordance with Section 7.02, to elect to receive a benefit in the form of a lump sum payment, then in no event shall a Participant’s benefit, as payable in the normal form determined in accordance with this Section 7.01, be less than the Actuarial Equivalent of the lump sum amount payable to the Participant in accordance with Section 7.02(b).”

The EMD component of the Plan is amended, effective January 1, 2008, in the following respects:

1.	Section 10 is amended by inserting, immediately following Subsection 10.B thereof, the following new Subsection 10.B1:

“B.1.

Notwithstanding any provision hereof to the contrary, if a Participant is permitted, in accordance with Section 10C, to elect to receive a benefit in the form of a lump sum payment, then in no event shall the Participant’s benefit, as payable in the normal form determined in accordance with Subsection 10A or 10B above, be less than the actuarial equivalent, determined on the basis of the IRS Interest Rate and the IRS Mortality Table (as those terms are defined in Subsection 10.J), of the lump sum amount payable to the Participant in accordance with Section 10C.”

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed on this 31st day of December 2009.

Curtiss-Wright Corporation Administrative Committee

By:

Date: